                                  SCHEDULE 14A

                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
              Securities Exchange Act of 1934 (Amendment No.    )

    FILED BY THE REGISTRANT /X/

    FILED BY A PARTY OTHER THAN THE REGISTRANT / /

    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Under Rule 14a-12

                             MILLENNIUM PHARMACEUTICALS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

/X/  No Fee Required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
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     (4) Date Filed:
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
                        MILLENNIUM PHARMACEUTICALS, INC.
                                75 SIDNEY STREET
                         CAMBRIDGE, MASSACHUSETTS 02139
                 NOTICE OF 2000 ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 12, 2000

    The 2000 Annual Meeting of Stockholders of Millennium Pharmaceuticals, Inc. will be held at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts, on Wednesday, April 12, 2000 at 2:00 p.m., local time. At the meeting, stockholders will act on the following matters:

    1.  Election of two Class I directors, each for a term of three years;

    2. Approval of an amendment to the Company's Restated Certificate of Incorporation increasing the number of shares of Common Stock authorized for issuance from 100,000,000 to 500,000,000;

    3.  Approval of the Company's 2000 Stock Incentive Plan; and

    4. Any other business as may properly come before the meeting or any adjournment thereof.

    Stockholders of record at the close of business on February 24, 2000 are entitled to notice of and to vote at the meeting or any postponements or adjournments. The stock transfer books of the Company will remain open.

                                          By Order of the Board of Directors,

                                          JOHN B. DOUGLAS III
                                          Secretary

Cambridge, Massachusetts
March 6, 2000

              PROXY STATEMENT--2000 ANNUAL MEETING OF STOCKHOLDERS

    This Proxy Statement contains information about the 2000 Annual Meeting of Stockholders of Millennium Pharmaceuticals, Inc., including any postponements or adjournments of the meeting. The meeting is scheduled to be held at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts, on Wednesday, April 12, 2000 at 2:00 p.m., local time.

    This Proxy Statement is furnished in connection with the solicitation of proxies by Millennium's Board of Directors.

    The Company's Annual Report for 1999 was first mailed to stockholders, along with these proxy materials, on or about March 6, 2000.

    A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1999 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, EXCEPT FOR EXHIBITS, WILL BE FURNISHED WITHOUT CHARGE TO ANY STOCKHOLDER UPON WRITTEN REQUEST TO INVESTOR RELATIONS, MILLENNIUM PHARMACEUTICALS, INC., 75 SIDNEY STREET, CAMBRIDGE, MASSACHUSETTS 02139, OR BY E-MAILING INVESTOR RELATIONS AT "INFO@MLNM.COM".

                               VOTING PROCEDURES

    YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the meeting, please take the time to vote by completing and mailing the enclosed proxy card as soon as possible. We have included a postage-prepaid envelope for your convenience.

WHO CAN VOTE?

    In order to vote, you must have been a stockholder of record at the close of business on February 24, 2000 (the "record date"). Stockholders whose shares are owned of record by brokers and other nominees should follow the voting instructions provided by their broker or other nominee.

    As of the record date, there were             shares of Common Stock issued,
outstanding and entitled to vote. Each such share of Common Stock is entitled to one vote on each matter to be voted upon.

HOW DO I VOTE?

    You may vote by completing and returning the enclosed proxy or by voting in person at the meeting.

    VOTING BY PROXY. You may vote by completing and returning the enclosed proxy. Your proxy will be voted in accordance your instructions. If you do not specify a choice on one or more of the proposals described in this proxy statement, your proxy will be voted in favor of that proposal. You may revoke your proxy at any time before its exercise by delivering a written revocation or a subsequently dated proxy to the Secretary of the Company or by voting in person at the meeting.

    VOTING IN PERSON AT THE MEETING. If you attend the meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot which will be available at the meeting.

    VOTING SHARES HELD IN "STREET NAME." If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record that you must follow in order for your shares to be voted. If your shares are not registered in your own name and you plan to attend the Annual

Meeting and vote your shares in person, you should contact your broker or agent in whose name your shares are registered to obtain a broker's proxy card and bring it to the Annual Meeting in order to vote.

WHAT CONSTITUTES A QUORUM?

    In order for business to be conducted at the meeting, a quorum must be present. A quorum consists of the holders of a majority of the shares of Common Stock issued and outstanding as of the record date.

    Shares of Common Stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters to be voted upon) will be counted for purposes of determining whether a quorum exists.

    If a quorum is not present, it is expected that the meeting will be adjourned until a quorum is obtained.

WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL?

    The affirmative vote of the holders of a plurality of the shares of Common Stock entitled to vote at the Meeting is required for the approval of proposal 1, the election of Class I directors. The affirmative vote of the holders of a majority of the shares of Common Stock issued and outstanding on the record date is required for the approval of proposal 2, approval of the amendment to the Company's Restated Certificate of Incorporation. The affirmative vote of the holders of a majority of the shares of Common Stock present or represented and voting at the Meeting is required for the approval of proposal 3, the approval of the 2000 Stock Incentive Plan.

HOW ARE VOTES COUNTED?

    Shares which abstain from voting as to a particular matter or are held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote as to a particular matter ("broker non-votes") will not be voted in favor of such matter, and will also not be counted as shares voting on such matter. Accordingly, abstentions and broker non-votes will have no effect on the outcome of voting on the matters to be voted on at the meeting which require the affirmative vote of a certain percentage of the votes cast or shares voting on a matter, and will have the effect of a vote against proposal 2, approval of the amendment to the Company's Restated Certificate of Incorporation.

ARE THERE OTHER MATTERS TO BE VOTED ON AT THE MEETING?

    The Board of Directors does not know of any other matters which may come before the meeting. If any other matters are properly presented to the meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment.

                      PROPOSAL ONE--ELECTION OF DIRECTORS

    THE FIRST AGENDA ITEM TO BE VOTED ON IS THE ELECTION OF TWO CLASS I DIRECTORS. THE BOARD HAS NOMINATED TWO PEOPLE, EACH OF WHOM IS CURRENTLY SERVING AS A CLASS I DIRECTOR OF THE COMPANY, AND RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" SUCH NOMINEES.

    Under the Company's Restated Certificate of Incorporation and By-laws, the Board of Directors is divided into three classes, with one class being elected each year and members of each class holding office for three-year terms. The Board of Directors currently consists of eight directors, two of whom are Class I Directors (with terms expiring at the 2000 Annual Meeting), three of whom are Class II Directors (with terms expiring at the 2001 Annual Meeting) and three of whom are Class III Directors (with terms expiring at the 2002 Annual Meeting).

    The persons named in the enclosed proxy will vote to elect as Class I directors Christopher K. Mirabelli and Steven C. Wheelwright, the two nominees listed below, unless authority to vote for the election of any or all of the nominees is withheld by marking the proxy to that effect. If a stockholder returns a proxy without contrary instructions, the persons named as proxies will vote to elect as directors Dr. Mirabelli and Dr. Wheelwright to hold office until the 2003 Annual Meeting of Stockholders and until their successors are duly elected and qualified. Both of the nominees have indicated their willingness to serve, if elected, but if either should be unable or unwilling to serve, proxies may be voted for a substitute nominee designated by the Board of Directors.

    There are no family relationships between or among any officers or directors of the Company.

    Set forth below are the name and age of each member of the Board of Directors (including the nominees for election as Class I Directors), and the positions and offices held by him, his principal occupation and business experience during the past five years, the names of other publicly held companies of which he serves as a director and the year of the commencement of his term as a director of the Company. Information with respect to the number of shares of Common Stock beneficially owned by each director, directly or indirectly, as of January 31, 2000, appears under the heading "Stock Ownership Information."

NOMINEES FOR CLASS I DIRECTOR--TERMS TO EXPIRE IN 2003

    CHRISTOPHER K. MIRABELLI, PH.D., age 45, has served as a director and President, Pharmaceutical Research and Development of the Company since December 22, 1999, the date on which LeukoSite, Inc. became a subsidiary of the Company. Previously, he was Chairman of the Board of Directors, President and Chief Executive Officer of LeukoSite, positions he had held since July 1993. Dr. Mirabelli was a founder of Isis Pharmaceuticals, Inc., a biotechnology company where he served as Executive Vice President from 1992 to 1993, Senior Vice President of Research and Preclinical Development from 1991 to 1992, and Vice President of Research from 1989 to 1991. Dr Mirabelli received his B.S. in Biology from the State University of New York at Fredonia and his Ph.D. in pharmacology from Baylor College of Medicine.

    STEVEN C. WHEELWRIGHT, PH.D., age 56, has served as a director since November 1999. Dr. Wheelwright serves as a Senior Associate Dean at the Graduate School of Business Administration, Harvard University, where he has also been a Professor of Business Administration since August 1988. Dr. Wheelwright also served as a Professor at Harvard from August 1985 to August 1986. From
August 1986 to August 1988, Dr. Wheelwright served as a Professor at the Graduate School of Business, Stanford University. Dr. Wheelwright is also a member of the Board of Directors of Quantum Corp., Franklin-Covey Co. and Heartport, Inc.

CLASS II DIRECTORS--TERMS TO EXPIRE IN 2001

    EUGENE CORDES, PH.D., age 63, has served as a director since 1995. Dr. Cordes has been a Professor of Pharmacy and Chemistry, University of Michigan in Ann Arbor since September 1995. From 1988 to

October 1994, Dr. Cordes served as a Vice President of Sterling Winthrop, Inc., a pharmaceutical company, and as President of the Pharmaceuticals Research Division.

    RAJU S. KUCHERLAPATI, PH.D., age 57, has served as a director since 1993. Dr. Kucherlapati is a founder of the Company. Since 1989, Dr. Kucherlapati has served as the Lola and Saul Kramer Professor and Chairman of the Department of Molecular Genetics at the Albert Einstein College of Medicine. He received his M.S. in Biology from Andhra University (India) and his Ph.D. in Genetics from the University of Illinois, Urbana. Dr. Kucherlapati also serves on the Board of Directors of Abgenix, Inc. and Valentis, Inc.

    ERIC S. LANDER, PH.D., age 43, has served as a director since 1993.
Dr. Lander is a founder of the Company. From 1993 to the present, Dr. Lander has served as Director of the Whitehead/MIT Center for Genome Research and as a member of the Whitehead Institute for Biomedical Research. From 1989 to the present, Dr. Lander has also held the positions of Associate Professor and Professor in the Department of Biology at the Massachusetts Institute of Technology. Dr. Lander received his Ph.D. in Mathematics from Oxford University, which he attended as a Rhodes Scholar.

CLASS III DIRECTORS--TERMS TO EXPIRE IN 2002

    MARK J. LEVIN, age 49, has served as a director since 1993, Chairman of the Board of Directors since March 1996 and President and Chief Executive Officer of the Company since November 1994. From 1987 to 1994, Mr. Levin was a partner at Mayfield Fund ("Mayfield"), a venture capital firm, and co-director of its Life Science Group. While employed with Mayfield, Mr. Levin was the founding Chief Executive Officer of several biotechnology and biomedical companies, including Cell Genesys Inc., CytoTherapeutics Inc., Tularik Inc. and Focal, Inc.
Mr. Levin holds an M.S. in Chemical and Biomedical Engineering from Washington University. Mr. Levin also serves on the Board of Directors of CytoTherapeutics Inc. and Tularik, Inc.

    JOSHUA BOGER, PH.D., age 48, has served as a director of the Company since 1995. Dr. Boger has been the President and Chief Executive Officer of Vertex Pharmaceuticals Incorporated ("Vertex"), a biopharmaceutical company, from 1992 to the present, and served as President and Chief Scientific Officer of Vertex from 1989 to 1992. Dr. Boger received M.A. and Ph.D. degrees in Chemistry from Harvard University. He is also Chairman of the Board of Directors of Vertex.

    A. GRANT HEIDRICH, III, age 47, has served as a director since 1993.
Mr. Heidrich has served as a general partner of Mayfield since 1983.
Mr. Heidrich received his M.B.A. from Columbia University Graduate School of Business. Mr. Heidrich also serves on the Board of Directors of Tularik, Inc. (as Chairman of the Board) and several private companies.

STOCK OWNERSHIP INFORMATION

OWNERSHIP BY MANAGEMENT AND PRINCIPAL STOCKHOLDERS

    The following table sets forth certain information, as of January 31, 2000 or such later date as is noted, with respect to the beneficial ownership of
(i) the Company's Common Stock by each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock; and
(ii) the Company's Common Stock and the capital stock of Millennium Predictive Medicine, Inc., a privately-held, majority-owned subsidiary of the Company ("MPMx") by each director and nominee for director; each executive officer named in the Summary Compensation Table under the heading "Compensation of Executive Officers" below and all directors and executive officers of the Company as a group.

    Under the rules of the Securities and Exchange Commission, beneficial ownership includes any shares as to which the individual has sole or shared voting or investment power and also any shares which the individual has the right to acquire within 60 days after January 31, 2000 through the exercise of any stock option or other right. Unless otherwise indicated, each person has sole investment and voting power (or shares such power with his spouse) with respect to the shares set forth in the following table. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

    The directors and officers of the Company disclaim beneficial ownership of the shares of capital stock of MPMx which are owned by the Company.

                                                        SHARES OF     PERCENTAGE OF     SHARES OF
                                                        MILLENNIUM      MILLENNIUM     MPMX CAPITAL
                                                       COMMON STOCK       COMMON          STOCK
                                                       BENEFICIALLY       STOCK        BENEFICIALLY
NAME AND ADDRESS                                          OWNED       OUTSTANDING(1)     OWNED(2)
----------------                                       ------------   --------------   ------------
Bayer AG (3).........................................   4,957,660           11.0%            N/A
  D51368 Leverkusen
  Federal Republic of Germany
FMR Corp. (4)........................................   4,179,614            9.3%            N/A
  82 Devonshire Street
  Boston, Massachusetts 02109
Mark J. Levin (5)(6).................................   1,088,113            2.4%         35,000
Joshua Boger, Ph.D. (5)(6)...........................      53,162              *           2,000
Eugene Cordes, Ph.D. (5).............................      28,162              *           4,000
A. Grant Heidrich, III (5)(6)........................      97,958              *           2,000
Raju S. Kucherlapati, Ph.D. (5)......................     300,291              *          19,500
Eric S. Lander, Ph.D. (5)(6)(7)......................      21,912              *          22,000
Christopher K. Mirabelli, Ph.D.(5)...................     101,231              *               0
Steven C. Wheelwright, Ph.D. (5).....................       2,500              *               0
Steven H. Holtzman (5)...............................     126,662              *          44,500
Frank D. Lee, Ph.D. (5)(6)...........................     360,441              *          14,080
Michael R. Pavia, Ph.D. (5)(6).......................      67,414              *          16,440
Robert Tepper (5)(6)(8)..............................     100,566              *          35,940
All directors and executive officers
  as a group (15 persons) (5)(6).....................   2,100,294            4.6%        762,060

------------------------

*   Represents holdings of less than one percent.

(1) Computed on the basis of 44,965,975 shares outstanding on January 31, 2000 and, with respect to each officer and director, shares subject to options exercisable within 60 days of January 31, 2000.

(2) Shares of capital stock of MPMx beneficially owned by the named officer or director and by all officers and directors as a group include shares issuable to such officer or director within 60 days of January 31, 2000 upon exercise of outstanding stock options. As of January 31, 2000, no director of the Company and only one executive officer owned more than 1% of the MPMx capital stock outstanding;

    and all directors and executive officers as a group beneficially owned 6.0% of the total MPMx capital stock outstanding as of such date.

(3) Represents shares held by Bayer AG as reported in a Schedule 13D filed with the Securities and Exchange Commission on November 18, 1998.

(4) Represents shares held by FMR Corp. as reported in a Schedule 13G filed with the Securities and Exchange Commission on February 11, 2000.

(5) Includes for the following persons, the following shares of Millennium Common Stock which are subject to stock options exercisable within 60 days of January 31, 2000: Mr. Levin, 145,807 shares; Dr. Boger, 53,162 shares; Dr. Cordes, 2,917 shares; Mr. Heidrich, 19,167 shares; Dr. Kucherlapati, 100,834 shares; Dr. Lander, 19,412 shares; Dr. Mirabelli, 78,938 shares;
    Dr. Wheelwright, 2,500 shares; Mr. Holtzman, 100,394 shares; Dr. Lee, 72,237 shares; Dr. Pavia, 52,642 shares; Dr. Tepper, 54,812 shares; and all directors and executive officers as a group, 630,170 shares (does not include shares held by Dr. Lee and Dr. Pavia).

(6) Includes for the following persons, the following shares of MPMx Capital Stock which are subject to stock options exercisable within 60 days of January 31, 2000: Mr. Levin, 10,000 shares; Dr. Boger, 2,000 shares;
    Mr. Heidrich, 2,000 shares; Dr. Lander, 22,000 shares; Dr. Lee, 3,080 shares; Dr. Pavia, 2,940 shares, Dr. Tepper, 2,940 shares and all directors and executive officers as a group, 44,570 shares (does not include shares held by Dr. Lee and Dr. Pavia).

(7) Shares of Millennium Common Stock beneficially owned include 2,500 shares beneficially owned by the Lander Family Charitable Trust for which Dr. Lander disclaims beneficial ownership.

(8) Excludes 195 shares held by custodian under the Uniform Gifts to Minors Act for each of Dr. Tepper's two sons. Dr. Tepper disclaims beneficial ownership of these shares

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors, executive officers and holders of more than 10% of the Company's Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Such persons are required by the SEC regulations to furnish the Company with copies of all Section 16(a) forms filed by such person with respect to the Company.

    Based solely on its review of copies of reports filed by reporting persons pursuant to Section 16(a) of the Exchange Act or written representations from certain reporting persons that no Form 5 filing was required for such persons, the Company believes that during fiscal 1999 all filings required to be made by reporting persons were timely made in accordance with the requirements of the Exchange Act.

CORPORATE GOVERNANCE

BOARD COMMITTEES

    AUDIT COMMITTEE. The Company has a standing Audit Committee of the Board of Directors, which provides the opportunity for direct contact between the Company's independent auditors and the Board. The Audit Committee has responsibility for recommending the appointment of the Company's independent auditors, reviewing the scope and results of audits and reviewing the Company's internal accounting control policies and procedures. The Audit Committee held one meeting in 1999. The members of the Audit Committee are Dr. Boger and Dr. Lander.

    COMPENSATION COMMITTEE. The Company also has a standing Compensation Committee of the Board of Directors. The Committee's primary responsibilities are to oversee compensation and benefit matters, management performance, and management development and succession planning. The Compensation Committee held five meetings during 1999. The members of the Compensation Committee are Mr. Heidrich and Dr. Boger. Dr. Kucherlapati served on the Compensation Committee through June 1999. See "Compensation Committee Report on Executive Compensation," below.

    NOMINATING AND BOARD GOVERNANCE COMMITTEE. The Company has a standing Nominating and Board Governance Committee of the Board of Directors, which was established in June 1999 and is responsible for considering Board governance issues. The Committee also recommends individuals to serve as directors of the Company and will consider nominees recommended by security holders. Recommendations by security holders should be submitted in writing to the Nominating and Board Governance Committee, in care of the Secretary of the Company. The Committee held two meetings in 1999. The members of the Nominating and Board Governance Committee are Dr. Kucherlapati, Dr. Cordes and
Dr. Wheelwright who was elected to the Committee in January 2000.

    EXECUTIVE COMMITTEE. The Company has a standing Executive Committee of the Board of Directors which was established in June 1999 and may exercise, when the Board of Directors is not in session, all powers of the Board of Directors in the management of the business and affairs of the Company to the extent permitted by law, the By-laws of the Company and as specifically granted by the Board of Directors. The Executive Committee did not meet in 1999. The members of the Executive Committee are Mr. Levin and Dr. Boger.

    COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. No member of the Compensation Committee was at any time during 1999, or formerly, an officer or employee of the Company or any subsidiary of the Company. No executive officer of the Company has served as a director or member of the Compensation Committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director of or member of the Compensation Committee of the Company.

    For a description of a consulting agreement between the Company and Dr. Kucherlapati, see "Certain Relationships and Related Transactions."

    Mr. Levin, the President, Chief Executive Officer and Chairman of the Board of Directors of the Company, serves as a member of the Compensation Committee of MPMx.

BOARD MEETINGS AND ATTENDANCE

    The Board of Directors held nine meetings during 1999. Each director attended at least 75% of the total number of meetings of the Board of Directors and all committees of the Board on which he served.

DIRECTOR COMPENSATION

    The Company's non-employee directors receive:

    - an annual retainer of $10,000 for serving on the Board of Directors; and

    - $1,500 plus reasonable travel and out-of-pocket expenses for attendance at meetings of the Board of Directors.

    Directors are also entitled to participate in the Company's 1996 Director Option Plan (the "Director Plan"). Under the terms of the Director Plan
(i) options to purchase 20,000 shares of the Company's Common Stock were granted to each non-employee director serving as a director as of the closing of the Company's initial public offering on May 10, 1996 (the "Existing Director Options"), except directors who received stock option grants in the 12 months preceding the closing of the offering (the "Pre-Offering Director Options") and
(ii) options to purchase 30,000 shares of the Company's Common Stock are granted to each person who first becomes an eligible non-employee director after May 10, 1996 effective as of the date of election to the Board of Directors (the "New Director Options"). The Existing Director Options and New Director Options vest on a monthly basis in 48 equal installments, commencing on the 30th day after the date of grant. Each Existing Director Option and New Director Option terminates on the earlier of (i) ten years after the date of grant or (ii) the date 60 days after the optionee ceases to serve as a director (or 180 days, if service ends due to death or disability). Each eligible director will be granted an additional option to purchase 20,000 shares of the Company's Common Stock as of the date that such director's Existing Director Options, Pre-Offering Director Options, or New Director Options have fully vested, and on each four-year anniversary thereof. The exercisability of these options will be accelerated upon the occurrence of a change in control (as defined in the Director Plan). A total of 250,000 shares of the Company's Common Stock may be issued upon the exercise of stock options granted under the Director Plan. The exercise price of options granted under the Director Plan is equal to the closing price of the Company's Common Stock on the Nasdaq National Market on the date of grant.

    Under the Director Plan, on August 10, 1999, Drs. Boger and Cordes were each granted an option to purchase 20,000 shares upon the full vesting of their Pre-Offering Director Options, at an option exercise price of $58.00 per share, the fair market value on the date of grant, and on November 8, 1999, Dr. Wheelwright was granted an option to purchase 30,000 shares upon his election to the Board of Directors, at an option exercise price of $78.875, the fair market value on the date of grant.

COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY COMPENSATION

    The following table sets forth certain information with respect to the annual and long-term compensation for the last three fiscal years of the Company's Chief Executive Officer and the Company's four other most highly compensated executive officers whose total annual salary and bonus for 1999 exceeded $100,000 (collectively, the "Named Executive Officers").

SUMMARY COMPENSATION TABLE

                                                                                                   LONG-TERM
                                                                                                 COMPENSATION
                                                                                                    AWARDS
                                                          ANNUAL COMPENSATION                 -------------------
                                             ----------------------------------------------       SECURITIES
                                                                              OTHER ANNUAL    UNDERLYING OPTIONS      ALL OTHER
                                                         SALARY               COMPENSATION     NO. OF SHARES AND    COMPENSATION
NAME AND PRINCIPAL POSITION                    YEAR       ($)      BONUS(1)        ($)           COMPANY(#)(2)           ($)
---------------------------                  --------   --------   --------   -------------   -------------------   -------------
Mark J. Levin..............................    1999     $400,400   $32,032       $76,632(3)    81,980    MPI           $6,985(4)
  Chief Executive Officer                      1998      400,265         0        83,018(3)    10,100     MPMx          5,943(4)
                                               1997      364,864         0        83,018(3)   100,000     MPI           4,752(4)
                                                                                               25,000     MPMx
                                                                                                4,904     MPMx
                                                                                               25,000     MPI

Steven H. Holtzman.........................    1999      316,656    21,964            --       32,803    MPI            6,468(5)
  Chief Business Officer                       1998      312,965         0            --        4,100     MPMx          4,476(5)
                                               1997      277,025         0            --       29,880     MPI           4,081(5)
                                                                                               15,500     MPMx
                                                                                               45,404     MPI
                                                                                               25,000     MPMx

Robert Tepper..............................    1999      298,105    16,456            --       39,115    MPI            3,923(6)
  Chief Scientific Officer                     1998      287,926         0            --        3,040     MPMx          3,102(6)
                                               1997      230,163         0            --       17,280     MPI           4,570(6)
                                                                                                8,000     MPMx
                                                                                               31,814     MPI
                                                                                               25,000     MPMx

Frank D. Lee...............................    1999      285,325    17,120            --       25,263    MPI            4,765(7)
  Chief Research Technology Officer            1998      281,692         0            --        3,180     MPMx          4,082(7)
                                               1997      264,252         0            --       16,326     MPI           4,752(7)
                                                                                                8,000     MPMx
                                                                                               30,678     MPI
                                                                                                3,000     MPMx

Michael R. Pavia(8)........................    1999      232,422    13,364            --       24,115    MPI            5,672(9)
  Chief Technology Officer                     1998      230,291         0            --        3,040     MPMx          3,925(9)
                                               1997       74,728         0            --       14,020     MPI             272(9)
                                                                                               10,500     MPMx
                                                                                              150,196     MPI
                                                                                                3,000     MPMx

------------------------------

(1) In 1999, a bonus was paid to each Named Executive Officer in lieu of an increase in base salary.

(2) In addition to receiving options to purchase shares of Common Stock of the Company (designated in the table as MPI), the Named Executive Officers were granted options in 1999 to purchase shares of common stock of MPMx as part MPMx's stock option program.

(3) Represents amounts attributable to the forgiveness of a loan. See "Employment Agreements" below for a description of the terms of the loan.

(4) Includes for 1999, $1,982; 1998, $2,613; and 1997, $1,566 representing term life insurance premiums paid by the Company on Mr. Levin's behalf. Includes for 1999, $5,003; 1998, $3,330; and 1997, $3,186 representing the dollar value of shares of the Company's Common Stock contributed by the Company on behalf of Mr. Levin pursuant to the Company's 401(k) Plan (the "401(k) Plan").

(5) Includes for 1999, $1,468; 1998, $1,134; and 1997, $918 representing term life insurance premiums paid by the Company on Mr. Holtzman's behalf. Includes for 1999, $5,000; 1998, $3,342; and 1997, $3,163 representing the dollar value of shares of the Company's Common Stock contributed by the Company on behalf of Mr. Holtzman pursuant to the Company's 401(k) Plan.

(6) Includes for 1999, $893; 1998, $1,066; and 1997, $918 representing term life insurance premiums paid by the Company on Dr. Tepper's behalf. Includes for 1999, $3,030; 1998, $2,036; and 1997, $3,652 representing the dollar value of shares of the Company's Common Stock contributed by the Company on behalf of Dr. Tepper pursuant to the Company's 401(k) Plan.

(7) Includes for 1999, $1,375; 1998, $1,812; and 1997, $1,566 representing term life insurance premiums paid by the Company on Dr. Lee's behalf. Includes for 1999, $3,390; 1998, $2,270; and 1997, $3,186 representing the dollar value of shares of the Company's Common Stock contributed by the Company on behalf of Dr. Lee pursuant to the Company's 401(k) Plan.

(8) Dr. Pavia joined the Company in July 1997.

(9) Includes for 1999, $672; 1998, $846; and 1997, $272 representing term life insurance premiums paid by the Company on Dr. Pavia's behalf. Includes for 1999, $5,000; and 1998, $3,079 representing the dollar value of shares of the Company's Common Stock contributed by the Company on behalf of Dr. Pavia pursuant to the Company's 401(k) Plan.

OPTION GRANTS, EXERCISES AND YEAR-END VALUES

    The following table sets forth certain information regarding options granted during the year ended December 31, 1999 by the Company and MPMx to the Named Executive Officers.

OPTION GRANTS TABLE

                                                    INDIVIDUAL GRANTS
                                ---------------------------------------------------------
                                                       PERCENT OF
                                                         TOTAL                               POTENTIAL REALIZABLE
                                                        OPTIONS                                VALUE AT ASSUMED
                                                        GRANTED                              ANNUAL RATES OF STOCK
                                                           TO       EXERCISE                PRICE APPRECIATION FOR
                                NUMBER OF SECURITIES   EMPLOYEES    OR BASE                     OPTION TERM(2)
                                 UNDERLYING OPTIONS    IN FISCAL     PRICE     EXPIRATION   -----------------------
NAME                               GRANTED(1)(#)          YEAR       ($/SH)       DATE        5%($)        10%($)
----                            --------------------   ----------   --------   ----------   ----------   ----------
Mark J. Levin.................   80,000    MPI(3)          2.8%      $32.50     03/26/09    $1,635,126   $4,143,731
                                     19    MPI(4)(5)         *       5.6067     03/03/09            67          170
                                  1,961    MPI(5)(6)         *       5.6067     04/12/09         6,915       17,523
                                    100    MPMx(4)           *         0.05     03/03/09             3            8
                                 10,000    MPMx(6)         1.1%        0.90     04/13/09         5,660       14,344

Steven H. Holtzman............   32,000    MPI(3)          1.1%       32.50     03/26/09       654,050    1,657,492
                                     19    MPI(4)(5)         *       5.6067     03/03/09            67          170
                                    784    MPI(5)(6)         *       5.6067     04/12/09         2,764        7,006
                                    100    MPMx(4)           *         0.05     03/03/09             3            8
                                  4,000    MPMx(6)           *         0.90     02/25/09         2,264        5,737

Robert Tepper.................   38,520    MPI(3)          1.4%       32.50     03/26/09       787,313    1,995,206
                                     19    MPI(4)(5)         *       5.6067     03/03/09            67          170
                                    576    MPI(5)(6)         *       5.6067     04/12/09         2,031        5,147
                                    100    MPMx(4)           *         0.05     03/03/09             3            8
                                  2,940    MPMx(6)           *         0.90     02/25/09         1,664        4,217

Frank D. Lee..................   24,640    MPI(3)            *        32.50     03/26/09       503,619    1,276,269
                                     19    MPI(4)(5)         *       5.6067     03/03/09            67          170
                                    604    MPI(5)(6)         *       5.6067     04/12/09         2,130        5,397
                                    100    MPMx(4)           *         0.05     03/03/09             3            8
                                  3,080    MPMx(6)           *         0.90     02/25/09         1,743        4,418

Michael R. Pavia..............   23,520    MPI(3)            *        32.50     03/26/09       480,727    1,218,257
                                     19    MPI(4)(5)         *       5.6067     03/03/09            67          170
                                    576    MPI(5)(6)         *       5.6067     04/12/09         2,031        5,147
                                    100    MPMx(4)           *         0.05     03/03/09             3            8
                                  2,940    MPMx(6)           *         0.90     02/25/09         1,664        4,217

------------------------

* Represents less than one percent of total options granted to employees in fiscal year.

(1) Options have been granted during the fiscal year to the Named Executive Officers to purchase Common Stock of the Company (designated in the table as MPI), as well as common stock of MPMx.

(2) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. This table does not take into account any appreciation in the price of the Common Stock to date. Actual gains, if any, on stock option exercises will depend on the future performance of the Common Stock and the date on which the options are exercised.

(3) One forty-eighth of the total number of shares subject to each option are exercisable at the end of the first month after the date of grant and an additional one forty-eighth of the total number of shares subject to each option will be exercisable at the end of each month thereafter until all of such shares are exercisable.

(4) Option becomes exercisable on 12/31/05.

(5) These options represent options that were originally granted to the Named Executive Officer by a majority-owned subsidiary of the Company, which were converted into options in the Company's Common Stock upon the merger of the subsidiary into the Company.

(6) One forty-eighth of the total number of shares subject to the option are exercisable at the end of the first month after the date of grant and an additional one forty-eighth of the total number of shares subject to the option will be exercisable at the end of each month thereafter until all of such shares are exercisable; provided, however, that at the election of the Named Executive Officer, all of such shares may be immediately exercisable, in which event the portion of the shares of Common Stock issued upon exercise corresponding to the vesting schedule for the original option shall be subject to repurchase by the Company.

OPTION EXERCISES AND YEAR-END VALUES

    The following table sets forth certain information regarding stock options of the Company and MPMx which were exercised during the year ended December 31, 1999 and stock options of the Company and MPMx which were held as of December 31, 1999 by the Named Executive Officers.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE TABLE

                                                                  NUMBER OF
                                                                 SECURITIES
                                                                 UNDERLYING
                                                                 UNEXERCISED
                                      SHARES                  OPTIONS AT FISCAL   VALUE OF UNEXERCISED IN-
                                     ACQUIRED                     YEAR-END          THE-MONEY OPTIONS AT
                                        ON                           (#)             FISCAL YEAR-END($)
                                     EXERCISE      VALUE        EXERCISABLE/            EXERCISABLE/
NAME                      COMPANY      (1)      REALIZED(2)     UNEXERCISABLE       UNEXERCISABLE(2)(3)
----                      --------   --------   -----------   -----------------   ------------------------
Mark J. Levin...........  MPI              0            --     129,351/152,629    $13,324,342/$15,043,616
                          MPMx        25,000             0          10,000/100                        0/0

Steven H. Holtzman......  MPI            784    $   40,096       90,848/62,401        9,801,138/6,183,138
                          MPMx         4,000             0               0/100                        0/0

Robert Tepper...........  MPI              0            --       48,216/57,762        4,975,583/5,571,204
                          MPMx             0            --           2,940/100                        0/0

Frank D. Lee............  MPI              0            --       65,254/46,399        6,850,650/4,581,954
                          MPMx             0            --           3,080/100                        0/0

Michael R. Pavia........  MPI         54,576     4,777,833       40,916/92,643        4,318,924/9,638,140
                          MPMx             0            --            2,940/ 0                        0/0

------------------------

(1) Shares of capital stock acquired upon exercise of stock options of MPMx represent shares of restricted stock acquired upon exercise of stock options of MPMx which are subject to repurchase by such company.

(2) No public market exists for the shares of MPMx capital stock. Accordingly, no value in excess of the exercise price has been attributed to these options.

(3) Value of unexercised in-the-money options to purchase shares of MPI Common Stock is based on the closing sales price of the Company's Common Stock on December 31, 1999 ($122.00), the last trading day of the Company's 1999 fiscal year, less the applicable option exercise price.

EMPLOYMENT AGREEMENTS

    In November 1994, the Company entered into an employment agreement with Mr. Levin, the Chief Executive Officer of the Company. Mr. Levin's employment with the Company is at-will and may be terminated by the Company at any time with or without cause. The agreement provided for an initial annual salary of $300,000. In addition, Mr. Levin was granted an option to purchase 533,364 shares of the Company's Common Stock at an exercise price of $0.30 per share. The option was exercised in full in November 1995. The shares issued upon exercise of the option were subject to repurchase by the Company and were released from such repurchase option at a rate of one forty-eighth of such shares per month. In connection with the grant of the option, the Company agreed to loan Mr. Levin up to $266,681, the net after tax purchase price for the options. The loan had an interest rate of 7% per annum and was secured by a pledge of the shares of Common Stock issued upon exercise of the option and the Company agreed to forgive one forty-eighth of the principal plus accrued interest of the loan monthly beginning on December 31, 1995, subject to Mr. Levin's continued employment. The shares issued in 1995 are no longer subject to any repurchase option and the loan has now been forgiven in full.

    The Company is a party to employment agreements with Mr. Holtzman, Dr. Lee, Dr. Pavia and Dr. Tepper. Each executive's employment with the Company is at-will and may be terminated by the Company at any time with or without cause. In the event the executive's employment is terminated without Justifiable Cause (as defined) then, subject to certain conditions, the Company will be obligated to pay him severance payments equal to twelve months' salary.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Dr. Lander, a director of the Company, serves as a consultant to the Company and is compensated for such consulting services at the rate of $2,375 (plus travel and other appropriate expenses) per day. Dr. Lander received $95,000 from the Company in 1999.

    In April 1997, the Company entered into a corporate consortium to fund a five-year research program in functional genomics at the Whitehead Institute for Biomedical Research ("Whitehead"). Dr. Lander, a director of the Company, is a Research Program Director of Whitehead. In 1999, the Company paid $2,500,000 to Whitehead in connection with this consortium.

    Dr. Kucherlapati, a director of the Company, serves as a consultant to the Company and is compensated for such consulting services at the rate of $23,750 per quarter, based upon two days per month of service. Dr. Kucherlapati received $95,000 from the Company in 1999.

    In September 1998, the Company formed a strategic alliance with Bayer AG. Pursuant to the terms of the strategic alliance agreement, in November 1998, Bayer made an equity investment of $96.6 million in exchange for 4,957,660 shares of Common Stock of the Company. In addition, Bayer paid the Company
$33.4 million as an up-front license fee. Future payments provided for under the strategic alliance agreement include $219 million of ongoing license and research program funding as well as up to $116 million of performance payments, assuming certain milestones are achieved.

    For a description of certain indebtedness to the Company of Mr. Levin, President, Chief Executive Officer and Chairman of the Board of Directors of the Company, see "Employment Agreements."

STOCK PERFORMANCE GRAPH

    The Company's Common Stock has been listed for trading on the Nasdaq National Market under the symbol MLNM since May 6, 1996.

    The following graph compares the cumulative stockholder return on the Common Stock of the Company for the period from May 6, 1996, the date of the Company's initial public offering, through December 31, 1999 with the cumulative total return on (i) the Nasdaq Stock Market (U.S. Companies) Index and (ii) the Nasdaq Pharmaceuticals Index.

    This graph assumes the investment of $100 on May 6, 1996 in the Company's Common Stock (at the initial public offering price) and each of the indices listed above, and assumes dividends are reinvested. Measurement points are on May 6, 1996 and the last trading days of the years ended December 31, 1996, December 31, 1997, December 31, 1998 and December 31, 1999.

                                                 5/6/96    12/31/96   12/31/97   12/31/98   12/31/99
                                                --------   --------   --------   --------   ---------
Millennium Pharmaceuticals, Inc...............  $100.00    $144.79    $158.33    $215.63    $1,016.67
Nasdaq Stock Market (U.S.)....................   100.00     108.86     133.39     187.96       339.58
Nasdaq Pharmaceuticals Index..................   100.00      93.99      97.06     123.47       230.73

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Company is currently composed of two non-employee directors, Mr. Heidrich and Dr. Boger. The Compensation Committee:

    - reviews and approves compensation policy and philosophy for the Company;

    - fixes the annual salary and other elements of total compensation of the Chief Executive Officer and/or President, subject to approval by the full Board of Directors;

    - administers the Company's equity incentive plans and the issuance of equity participation rights pursuant to those plans, and approves all grants to executive officers; and

    - approves and recommends to the full Board of Directors the adoption of, and suggested changes to: (a) any equity incentive plans; (b) any qualified or non-qualified employee pension, profit-sharing or retirement plans; and (c) any employee incentive compensation plans.

    In addition, the Board of Directors (and/or Compensation Committee of the Board of Directors) of MPMx has granted stock options to employees of the Company pursuant to its stock option plan.

    The Company's executive compensation program is designed to provide incentives to the Company's executive officers and, thereby, to promote achievement of the Company's business goals and shareholder returns. For 1999 executive compensation consisted of a combination of base salary, stock incentives and employee benefits. The Compensation Committee considers stock incentives to be a critical component of an executive's compensation package in order to help align executive interests with stockholder interests.

COMPENSATION PHILOSOPHY

    The objectives of the executive compensation program are to align compensation with business objectives and individual performance, and to enable the Company to attract, retain, motivate and reward executive officers who are expected to contribute to the long-term success of the Company. The Company's executive compensation philosophy is based on the principles of competitive and fair compensation and sustained performance.

    - COMPETITIVE AND FAIR COMPENSATION

      The Company is committed to providing an executive compensation program that helps attract and retain highly qualified executives. To ensure that compensation is competitive, the Compensation Committee compares the Company's compensation practices with those of other companies in the industry and sets the Company's compensation guidelines based on this review. The Compensation Committee believes compensation for the Company's executive officers is within the range of compensation paid to executives with comparable qualifications, experience and responsibilities who are with companies that are in the same or similar business and of comparable size and success as the Company. The Compensation Committee also strives to achieve equitable relationships both among the compensation of individual officers and between the compensation of officers and other employees throughout the Company.

    - SUSTAINED PERFORMANCE

      Executive officers are rewarded based upon corporate performance and individual performance. Corporate performance is evaluated by reviewing the extent to which strategic scientific and business plan goals are met, including such factors as timely delivery of validated targets to partners for screening, effective development of new programs for future alliances, continued innovation in the development of the Company's technologies, formation of new business alliances, and meeting stated financial objectives. Individual performance is evaluated by reviewing attainment of specified individual objectives and the degree to which teamwork and Company values are fostered.

    In evaluating each executive officer's performance, the Compensation Committee generally conforms to the following process:

    - Company and individual goals and objectives generally are set at the beginning of the performance cycle.

    - At the end of the performance cycle, the accomplishment of the executive's goals and objectives and his or her contributions to the Company are evaluated.

    - The executive's performance is then compared with peers within the Company and the results are communicated to the executive.

    - The comparative results, combined with comparative compensation practices of other companies in the industry, are then used to determine salary and stock compensation levels.

    Annual compensation for the Company's executives has generally consisted of two elements--salary and stock options. Beginning with 2000, the Company's executives will be eligible for a bonus equal to a target percentage of base salary, based in part on Company performance against goals established by the Committee at the beginning of the year and in part on the executive's performance against individual goals, established at the beginning of the year.

    The salary for executives is generally set by reviewing compensation for competitive positions in the market and the historical compensation levels of the executives. Increases in annual salaries are based on actual corporate and individual performance against targeted performance and various subjective performance criteria. Targeted performance criteria vary for each executive based on his area of responsibility. Subjective performance criteria include an executive's ability to motivate others, develop the skills necessary to mature with the Company, recognize and pursue new business opportunities and initiate programs to enhance the Company's growth and success. The Compensation Committee does not use a specific formula based on these targeted performance and subjective criteria, but instead makes an evaluation of each executive officer's contributions in light of all such criteria. For 1999, executive officers received a lump-sum bonus, payable in two installments during 1999, in lieu of a salary increase, with the amount of the bonus equal to the foregone increase in salary.

    Compensation at the executive officer level also includes the long-term incentives afforded by stock options. The Company's stock option program is designed to promote the identity of long-term interests between the Company's employees and its shareholders and assist in the retention of executives. In addition, the Board of Directors of MPMx has adopted a stock option program which has provided for the grant of stock options to, among others, the executive officers of the Company. The Compensation Committee of the Board of Directors believes that the award of stock options by MPMx has, among other things, created incentives for executive officers of the Company to contribute to the success of the entire organization through the ownership of equity.

    The size of option grants is generally intended to reflect the executive's position with the Company and his or her contributions to the Company, including his or her success in achieving the individual performance criteria described above. The Company's option program generally uses a four-year vesting period to encourage key employees to continue in the employ of the Company. All stock options granted to executive officers in 1999 under the Company's stock option plans, as well as the stock option plan of MPMx, were granted at fair market value on the date of grant. During 1999, all current executive officers received options to purchase:

    - an aggregate of 378,575 shares of Common Stock of the Company, at a weighted average exercise price of $38.09 per share; and

    - an aggregate of 94,490 shares of common stock of MPMx, at a weighted average exercise price of $0.51 per share.

    Executive officers are also eligible to participate in the Company's 1996 Employee Stock Purchase Plan (the "Purchase Plan"). The Purchase Plan is available to virtually all employees of the Company and generally permits participants to purchase shares at a discount of approximately 15% from the fair market value at the beginning or end of the applicable purchase period.

    COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M). Section 162(m) of the Internal Revenue Code, of 1986, as amended (the "Code"), generally disallows a tax deduction to public companies for compensation over $1.0 million paid to the corporation's Chief Executive Officer and four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Company generally intends to structure the stock options granted to its executive officers in a manner that complies with the statute to mitigate any disallowance of deductions under Section 162(m). However, the Compensation Committee reserves the right to use its judgment to authorize compensation payments which may be in excess of the limit when the Compensation Committee believes such payment is appropriate, after taking into consideration changing business conditions or the officer's performance, and is in the best interests of the stockholders.

MR. LEVIN'S 1999 COMPENSATION

    Mr. Levin is eligible to participate in the same executive compensation plans available to the other executive officers of the Company. The Compensation Committee believes that Mr. Levin's annual compensation, including the portion of his compensation based upon the Company's merit-based stock option program, has been set at a level competitive with other companies in the industry.

    Mr. Levin's salary for 1999 was unchanged from 1998. In lieu of any salary increase, Mr. Levin received a lump-sum bonus equal to the amount that he would have received in increased salary, payable in two installments during 1999. In March 1999, Mr. Levin was granted a stock option to purchase 80,000 shares of the Company's Common Stock at an exercise price of $32.50 per share (the closing price of a share of the Company's Common Stock on the Nasdaq National Market on the date of grant) for services performed during the 1998 fiscal year and his expected future contributions to the Company's success.

    In determining Mr. Levin's 1999 compensation, including whether to grant stock options of the Company to Mr. Levin, the Compensation Committee considered Mr. Levin's overall compensation package relative to that of other chief executives in the Company's industry and past option grants as well as the effectiveness of Mr. Levin's leadership of the Company and the resulting success of the Company in the attainment of its goals. In addition, in 1999 Mr. Levin was granted stock options to purchase 100 shares of MPMx common stock at an exercise price of $0.05 per share and 10,000 shares of MPMx common stock at an exercise price of $0.90 per share (which represented, in each case, the fair market value of the common stock of MPMx on the dates of the grant) and Mr. Levin was granted stock options to purchase an aggregate of 10,100 shares of Millennium BioTherapeutics, Inc. ("MBio"), formerly a majority-owned subsidiary of the Company, at an exercise price of $1.10 per share (which represented the fair market value of the common stock of MBio on the date of the grant). In connection with the merger of MBio into the Company on December 21, 1999, Mr. Levin's option to purchase 10,100 shares was converted to an option to purchase an aggregate of 1,980 shares of the Company's Common Stock at an exercise price of $5.6067 per share.

    For 2000, Mr. Levin will be eligible for a bonus equal to a target percentage of his base salary. The amount of this bonus, if any, will be based in part on Company performance against goals established by the Committee at the beginning of the year and in part on his performance against individual goals established at the beginning of the year.

                                          Compensation Committee
                                          A. Grant Heidrich, III
                                          Joshua Boger, Ph.D.

              PROPOSAL TWO--APPROVAL OF AMENDMENT TO THE COMPANY'S
                     RESTATED CERTIFICATE OF INCOROPRATION

THE SECOND AGENDA ITEM TO BE VOTED ON IS THE AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION. THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE AMENDMENT.

    On January 31, 2000, the Board of Directors voted to recommend to the stockholders that the Company's Restated Certificate of Incorporation be amended in order to increase the authorized Common Stock from 100,000,000 shares to 500,000,000 shares. On January 31, 2000, there were outstanding 44,965,975 shares of Common Stock, and an additional 9,119,567 shares were reserved for issuance pursuant to the Company's stock option and stock benefit plans (the "Stock Plans") (excluding shares reserved for issuance under the 2000 Stock Incentive Plan which is subject to approval by the stockholders at the Annual Meeting), 341,744 shares were reserved for issuance upon exercise of outstanding warrants (the "Warrants") and 2,376,990 shares were reserved for issuance upon conversion of the Company's 5.5% Convertible Subordinated Notes due January 15, 2007 (the "Notes"). A copy of the Certificate of Amendment to the Restated Certificate of Incorporation is attached as Appendix A to this Proxy Statement.

    The Board of Directors believes that the authorization of additional shares of Common Stock is desirable to provide shares for issuance in connection with possible future stock splits, stock dividends, acquisitions, financings, management and employee incentive plans or other general corporate purposes. However, other than the ongoing consideration by the Board of Directors of the Company of the possibility of effecting a stock split in the form of a stock dividend, as of the date of mailing of this proxy statement to stockholders, there is no plan, understanding or agreement for the issuance of any shares of Common Stock with the exception of the shares of Common Stock available for issuance under the Stock Plans, Warrants and the Notes described above. If the amendment is approved by the stockholders, the Board of Directors will have authority to issue additional shares of Common Stock without the necessity of further stockholder action. The issuance of additional shares of Common Stock, while providing desired flexibility in connection with possible acquisitions and other corporate purposes, would have the effect of diluting the Company's current stockholders. Holders of our Common Stock have no preemptive rights with respect to any shares which may be issued in the future.

             PROPOSAL THREE--APPROVAL OF 2000 STOCK INCENTIVE PLAN

THE THIRD AGENDA ITEM TO BE VOTED ON IS THE APPROVAL OF THE COMPANY'S 2000 STOCK INCENTIVE PLAN. THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL OF THE PLAN.

    On January 31, 2000, the Board of Directors of the Company adopted, subject to stockholder approval, the 2000 Stock Incentive Plan (the "2000 Plan"). The stockholders are being asked to approve the adoption of the 2000 Plan and the reservation of a number of shares thereunder equal to (i) 5% of the number of shares of the Company's Common Stock outstanding on April 12, 2000 (the "Annual Meeting Date") plus (ii) an annual increase to be made on the first day of each of January 1, 2001, 2002 and 2003 equal to the lesser of (A) 5% of the number of shares of the Company's Common Stock outstanding on the last business day preceding January 1, 2001, 2002 and 2003, respectively or (B) a lesser amount determined by the Board of Directors. Based upon the 44,965,975 shares of Common Stock outstanding as of January 31, 2000, the Company estimates that the number of authorized shares on the Annual Meeting Date will be approximately 2,248,300 shares.

    The 2000 Plan is intended to supplement the Company's existing stock option plans, namely, the 1993 Incentive Stock Plan, the 1996 Equity Incentive Plan, the 1997 Equity Incentive Plan, the assumed MBio 1997 Stock Incentive Plan and the 1996 Director Option Plan, under which only approximately 1,600,000 shares remained available for new option grants as of January 31, 2000. The Company's management anticipates that all or most of the shares available under the existing stock option plans will be used in connection with grants of additional stock options prior to the date of the Annual Meeting.

    The Board of Directors believes that the future success of the Company depends, in large part, upon the ability of the Company to maintain a competitive position in attracting, retaining and motivating key personnel. The Board of Directors believes that stock awards have been, and will continue to be, an important element in attracting and retaining key personnel who are expected to contribute to the Company's growth and success.

    The principal provisions of the 2000 Plan are summarized below. The summary is qualified in its entirety by reference to the 2000 Plan, a copy of which is attached as Appendix B to this Proxy Statement.

                             DESCRIPTION OF AWARDS

    The 2000 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), nonstatutory stock options, restricted stock awards and other stock-based awards, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights (collectively "Awards").

    INCENTIVE STOCK OPTIONS AND NONSTATUTORY STOCK OPTIONS. Optionees receive the right to purchase a specified number of shares of Common Stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. The Board will establish the exercise price of an option at the time it is granted. The option price will not be less than 100% of the fair market value of the Common Stock. Options may not be granted for a term in excess of ten years. The 2000 Plan permits the Board to determine the manner of payment of the exercise price of options, including through payment by cash, check or in connection with a "cashless exercise" through a broker, by surrender to the Company of shares of Common Stock, by delivery to the Company of a promissory note, or by any other lawful means. The maximum cumulative number of shares available for grants of incentive stock options under the 2000 Plan is the lesser of 10,000,000 or the total number of shares authorized under the 2000 Plan.

    RESTRICTED STOCK AWARDS. Restricted Stock Awards entitle recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable Award are not satisfied prior to the end of the applicable restriction period established for such Award. The 2000 Plan provides that restricted stock awards and other stock-based awards shall be made for no more than 10% of the aggregate number of shares reserved for issuance at any time under the 2000 Plan.

    OTHER STOCK-BASED AWARDS. Under the 2000 Plan, the Board has the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights.

                         ELIGIBILITY TO RECEIVE AWARDS

    Officers, employees, directors, consultants and advisors of the Company and any future subsidiaries are eligible to be granted Awards under the 2000 Plan. Under present law, however, incentive stock options may only be granted to employees. The maximum number of shares with respect to which an Award may be granted to any participant under the 2000 Plan may not exceed 500,000 shares per calendar year.

    As of December 31, 1999, approximately 950 persons were eligible to receive Awards under the 2000 Plan, including the Company's nine executive officers and six non-employee directors. The granting of Awards under the 2000 Plan is discretionary, and the Company cannot now determine the number or type of Awards to be granted in the future to any particular person or group.

    On January 31, 2000, the last reported sale price of the Company's Common Stock on the Nasdaq National Market was $187.44.

                                 ADMINISTRATION

    The 2000 Plan is administered by the Board of Directors. The Board has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2000 Plan and to interpret the provisions of the 2000 Plan. Pursuant to the terms of the 2000 Plan, the Board of Directors may delegate authority under the 2000 Plan to one or more committees of the Board, and subject to certain limitations, to one or more executive officers of the Company. The Board has authorized the Compensation Committee to administer certain aspects of the 2000 Plan, including the granting of options to executive officers. Subject to any applicable limitations contained in the 2000 Plan, the Board of Directors, the Compensation Committee, or any other committee or executive officer to whom the Board delegates authority, as the case may be, selects the recipients of Awards and determines (i) the number of shares of Common Stock covered by options and the dates upon which such options become exercisable, (ii) the exercise price of options, (iii) the duration of options, and (iv) the number of shares of Common Stock subject to any restricted stock or other stock-based Awards and the terms and conditions of such Awards, including conditions for repurchase, issue price and repurchase price. The 2000 Plan prohibits the Board of Directors from repricing any outstanding Awards.

    The Board of Directors is required to make appropriate adjustments in connection with the 2000 Plan and any outstanding Awards to reflect stock dividends, stock splits and certain other events. In the event of a merger, liquidation or other Acquisition Event (as defined in the 2000 Plan), the Board of Directors is authorized to provide for outstanding options or other stock-based Awards to be assumed or substituted for, by the acquiring or succeeding corporation. If the acquiring or succeeding corporation does not agree to assume, or substitute for, such options, then the Board of Directors shall provide that all unexercised options will become exercisable in full prior to the Acquisition Event and will terminate immediately prior to the Acquisition Event if not exercised; provided that, if holders of the Company's Common Stock receive a cash payment for each share of Common Stock surrendered pursuant to the Acquisition Event, then the Board may provide that all outstanding options shall terminate upon such Acquisition Event and that each participant shall receive, in exchange therefor, a cash payment.

    If any Award expires or is terminated, surrendered, canceled or forfeited, the unused shares of Common Stock covered by such Award will again be available for grant under the 2000 Plan.

                            AMENDMENT OR TERMINATION

    No Award may be made under the 2000 Plan after January 31, 2010, but Awards previously granted may extend beyond that date. The Board of Directors may at any time amend, suspend or terminate the 2000 Plan, except that after the date of such amendment no Award intended to comply with Section 162(m) of the Code shall become exercisable, realizable or vested unless and until such amendment shall have been approved by the Company's stockholders.

                        FEDERAL INCOME TAX CONSEQUENCES

    The following is a summary of the United States federal income tax consequences that generally will arise with respect to Awards granted under the 2000 Plan and with respect to the sale of Common Stock acquired under the 2000 Plan.

    INCENTIVE STOCK OPTIONS. In general, a participant will not recognize taxable income upon the grant or exercise of an incentive stock option. Instead, a participant will recognize taxable income with respect to an incentive stock option only upon the sale of Common Stock acquired through the exercise of the option ("ISO Stock"). The exercise of an incentive stock option, however, may subject the participant to the alternative minimum tax.

    Generally, the tax consequences of selling ISO Stock will vary with the length of time that the participant has owned the ISO Stock at the time it is sold. If the participant sells ISO Stock after having owned it for at least two years from the date the option was granted (the "Grant Date") and one year from the date the option was exercised (the "Exercise Date"), then the participant will recognize long-term capital gain in an amount equal to the excess of the sale price of the ISO Stock over the exercise price.

    If the participant sells ISO Stock for more than the exercise price prior to having owned it for at least two years from the Grant Date and one year from the Exercise Date (a "Disqualifying Disposition"), then all or a portion of the gain recognized by the participant will be ordinary compensation income and the remaining gain, if any, will be a capital gain. This capital gain will be a long-term capital gain if the participant has held the ISO Stock for more than one year prior to the date of sale.

    If a participant sells ISO Stock for less than the exercise price, then the participant will recognize capital loss equal to the excess of the exercise price over the sale price of the ISO Stock. This capital loss will be a long-term capital loss if the participant has held the ISO Stock for more than one year prior to the date of sale.

    NONSTATUTORY STOCK OPTIONS. As in the case of an incentive stock option, a participant will not recognize taxable income upon the grant of a nonstatutory stock option. Unlike the case of an incentive stock option, however, a participant who exercises a nonstatutory stock option generally will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the Common Stock acquired through the exercise of the option ("NSO Stock") on the Exercise Date over the exercise price.

    With respect to any NSO Stock, a participant will have a tax basis equal to the exercise price plus any income recognized upon the exercise of the option. Upon selling NSO Stock, a participant generally will recognize capital gain or loss in an amount equal to the difference between the sale price of the NSO Stock and the participant's tax basis in the NSO Stock. This capital gain or loss will be a long-term gain or loss if the participant has held the NSO Stock for more than one year prior to the date of the sale.

    RESTRICTED STOCK AWARDS. A participant will not recognize taxable income upon the grant of a restricted stock Award, unless the participant makes an election under Section 83(b) of the Code (a "Section 83(b) Election"). If the participant makes a Section 83(b) Election within 30 days of the date of the grant, then the participant will recognize ordinary compensation income, for the year in which the Award is granted, in an amount equal to the difference between the fair market value of the Common Stock at the time the Award is granted and the purchase price paid for the Common Stock. If a Section 83(b) Election is not made, then the participant will recognize ordinary compensation income, at the time that the forfeiture provisions or restrictions on transfer lapse, in an amount equal to the difference between the fair market value of the Common Stock at the time of such lapse and the original purchase price paid for the Common Stock. The participant will have a tax basis in the Common Stock acquired equal to the sum of the price paid and the amount of ordinary compensation income recognized.

    Upon the disposition of the Common Stock acquired pursuant to a restricted stock Award, the participant will recognize a capital gain or loss equal to the difference between the sale price of the Common Stock and the participant's basis in the Common Stock. The gain or loss will be a long-term gain or loss if the shares are held for more than one year. For this purpose, the holding period shall begin just after the date on which the forfeiture provisions or restrictions lapse if a Section 83(b) Election is not made, or just after the Award is granted if a Section 83(b) Election is made.

    OTHER STOCK-BASED AWARDS. The tax consequences associated with any other stock-based Award granted under the 2000 Plan will vary depending on the specific terms of such Award, including whether or not the Award has a readily ascertainable fair market value, whether or not the Award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the Award, the applicable holding period and the participant's tax basis.

                        TAX CONSEQUENCES TO THE COMPANY

    The grant of an Award under the 2000 Plan will have no tax consequences to the Company. Moreover, in general, neither the exercise of an incentive stock option nor the sale of any Common Stock acquired under the 2000 Plan will have any tax consequences to the Company. The Company generally will be entitled to a business-expense deduction, however, with respect to any ordinary compensation income recognized by a participant under the 2000 Plan, including as a result of the exercise of a nonstatutory stock option, a Disqualifying Disposition or a
Section 83(b) Election. Any such deduction will be subject to the limitations of
Section 162(m) of the Code.

                              INDEPENDENT AUDITORS

    The Board of Directors, at the recommendation of the Audit Committee, has selected the firm of Ernst & Young LLP as the Company's independent auditors for the current fiscal year. Ernst & Young LLP has served as the Company's independent auditors since the Company's inception.

    Representatives of Ernst & Young LLP are expected to be present at the meeting and will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

                             ADDITIONAL INFORMATION

    All costs of solicitation of proxies will be paid by the Company. In addition to solicitations by mail, the Company's directors, officers and employees, without additional pay, may solicit proxies by telephone, or personal meetings. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and, as required by law, the Company will reimburse them for their out-of-pocket expenses in this regard.

STOCKHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

    Proposals of stockholders intended to be presented at the 2001 Annual Meeting of Stockholders must be received by the Secretary of the Company at the principal office of the Company not later than November 6, 2000 for inclusion in the proxy statement for the 2001 Annual Meeting.

    If a stockholder of the Company wishes to present a proposal before the 2001 Annual Meeting, but does not wish to have the proposal considered for inclusion in the Company's proxy statement and proxy card, such stockholder must also give written notice to the Secretary of the Company at the address noted above. The Secretary must receive such notice not less than 60 days nor more than 90 days prior to the 2001 Annual Meeting; provided that, in the event that less than 70 days' notice or prior public disclosure of the date of the 2001 Annual Meeting is given or made, notice by the stockholder must be received not later than the close of business on the 10th day following the date on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever occurs first. If a stockholder fails to provide timely notice of a proposal to be presented at the 2001 Annual Meeting, the proxies designated by the Board of Directors of the Company will have discretionary authority to vote on any such proposal.

                                          By Order of the Board of Directors
                                          John B. Douglas III
                                          Secretary

                                                                      APPENDIX A

                            CERTIFICATE OF AMENDMENT
                                       OF
                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                        MILLENNIUM PHARMACEUTICALS, INC.

    Pursuant to Section 242 of the General Corporation Law of the State of Delaware, Millennium Pharmaceuticals, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

    FIRST: That the Board of Directors of the Corporation, at a meeting duly called and held on January 31, 2000, duly adopted resolutions proposing and declaring advisable the following amendment to the Restated Certificate of Incorporation of the Corporation:

    RESOLVED: That the Restated Certificate of Incorporation of the Corporation be amended by deleting the first paragraph of Article FOURTH in its entirety and inserting the following in lieu thereof:

    "FOURTH. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 505,000,000 shares, consisting of
(i) 500,000,000 shares of Common Stock, $.001 par value per share ("Common Stock"), and (ii) 5,000,000 shares of Preferred Stock, $.001 par value per share ("Preferred Stock").

    SECOND: That the stockholders of the Corporation, at the 2000 Annual Meeting of Stockholders held on April 12, 2000, duly approved said proposed Certificate of Amendment of Restated Certificate of Incorporation in accordance with
Section 242 of the General Corporation Law of the State of Delaware.

    IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its Chief Executive Officer on this 12th day of April, 2000.

                                          MILLENNIUM PHARMACEUTICALS, INC.

                                          By: /s/ MARK J. LEVIN

                                          Mark J. Levin

                                          Chief Executive Officer

                                                                      APPENDIX B

                        MILLENNIUM PHARMACEUTICALS, INC.

                           2000 STOCK INCENTIVE PLAN

1.  PURPOSE

    The purpose of this 2000 Stock Incentive Plan (the "Plan") of Millennium Pharmaceuticals, Inc., a Delaware corporation (the "Company"), is to advance the interests of the Company's stockholders by enhancing the Company's ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing such persons with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company's stockholders. Except where the context otherwise requires, the term "Company" shall include any of the Company's present or future subsidiary corporations as defined in
Section 424(f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the "Code").

2.  ELIGIBILITY

    All of the Company's employees, officers, directors, consultants and advisors (and any individuals who have accepted an offer for employment) are eligible to be granted options, restricted stock awards, or other stock-based awards (each, an "Award") under the Plan. Each person who has been granted an Award under the Plan shall be deemed a "Participant."

3.  ADMINISTRATION, DELEGATION

    (a) ADMINISTRATION BY BOARD OF DIRECTORS. The Plan will be administered by the Board of Directors of the Company (the "Board"). The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board's sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

    (b) DELEGATION TO EXECUTIVE OFFICERS. To the extent permitted by applicable law, the Board may delegate to one or more executive officers of the Company the power to make Awards and exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the maximum number of shares subject to Awards and the maximum number of shares for any one Participant to be made by such executive officers.

    (c) APPOINTMENT OF COMMITTEES. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a "Committee"). All references in the Plan to the "Board" shall mean the Board or a Committee of the Board or the executive officer referred to in Section 3(b) to the extent that the Board's powers or authority under the Plan have been delegated to such Committee or executive officer.

                        MILLENNIUM PHARMACEUTICALS, INC.

                           2000 STOCK INCENTIVE PLAN

4.  STOCK AVAILABLE FOR AWARDS

    (a) NUMBER OF SHARES. Subject to adjustment under Section 8, Awards may be made under the Plan for (i) up to five percent (5%) of the number of shares of the Company's common stock, $.001 par value per share ("Common Stock") which are issued and outstanding on April 12, 2000, the date of the Company's 2000 Annual Meeting of Stockholders, plus (ii) an annual increase in the number of shares available for Awards on the first day of each of January 1, 2001, 2002 and 2003 equal to the lesser of (A) 5% of the number of shares of Common Stock outstanding on the last business day preceding each of January 1, 2001, 2002 and 2003, respectively or (B) a lesser number of shares determined by the Board of Directors. The aggregate number of shares available for grants of incentive stock options under the Plan is the lesser of 10,000,000 shares or the total number of shares authorized under the Plan.

    If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options (as hereinafter defined), to any limitation required under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

    (b) PER-PARTICIPANT LIMIT. Subject to adjustment under Section 8, the maximum number of shares of Common Stock with respect to which an Award may be granted to any Participant under the Plan shall be 500,000 per calendar year. The per-Participant limit described in this Section 4(b) shall be construed and applied consistently with Section 162(m) of the Code ("Section 162(m)").

5.  STOCK OPTIONS

    (a) GENERAL. The Board may grant options to purchase Common Stock (each, an "Option") and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option which is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a "Nonstatutory Stock Option."

    (b) INCENTIVE STOCK OPTIONS. An Option that the Board intends to be an "incentive stock option" as defined in Section 422 of the Code (an "Incentive Stock Option") shall only be granted to employees of the Company and shall be subject to and shall be construed consistently with the requirements of
Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) which is intended to be an Incentive Stock Option is not an Incentive Stock Option.

    (c) EXERCISE PRICE. The Board shall establish the exercise price at the time each Option is granted and specify it in the applicable option agreement; provided, however, that the exercise price shall be not less than 100% of the fair market value of the Common Stock, as determined by the Board, at the time the Option is granted.

                        MILLENNIUM PHARMACEUTICALS, INC.

                           2000 STOCK INCENTIVE PLAN

    (d) DURATION OF OPTIONS. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement; PROVIDED, HOWEVER, that no Option will be granted for a term in excess of 10 years.

    (e) EXERCISE OF OPTION. Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised.

    (f) PAYMENT UPON EXERCISE. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

        (1) in cash or by check, payable to the order of the Company;

        (2) except as the Board may, in its sole discretion, otherwise provide in an option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price;

        (3) when the Common Stock is registered under the Securities Exchange Act of 1934 (the "Exchange Act"), by delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by) the Board in good faith ("Fair Market Value"), provided (i) such method of payment is then permitted under applicable law and (ii) such Common Stock was owned by the Participant at least six months prior to such delivery;

        (4) to the extent permitted by the Board, in its sole discretion by
    (i) delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (ii) payment of such other lawful consideration as the Board may determine; or

        (5) by any combination of the above permitted forms of payment.

    (g) SUBSTITUTE OPTIONS. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Options in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Options may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Options contained in the other sections of this Section 5.

6.  RESTRICTED STOCK

    (a) GRANTS. The Board may grant Awards entitling recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (each, a "Restricted Stock Award"); PROVIDED THAT, Restricted Stock Awards and other Awards issued pursuant to
Section 7

                        MILLENNIUM PHARMACEUTICALS, INC.

                           2000 STOCK INCENTIVE PLAN

below shall be made for no more than 10% of the maximum cumulative number of shares reserved for issuance under the Plan.

    (b) TERMS AND CONDITIONS. The Board shall determine the terms and conditions of any such Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price, if any. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant's death (the "Designated Beneficiary"). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant's estate.

7.  OTHER STOCK-BASED AWARDS

    The Board shall have the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights.

8.  ADJUSTMENTS FOR CHANGES IN COMMON STOCK AND CERTAIN OTHER EVENTS

    (a) CHANGES IN CAPITALIZATION. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a normal cash dividend, (i) the number and class of securities available under this Plan,
(ii) the per-Participant limit set forth in Section 4(b), (iii) the number and class of securities and exercise price per share subject to each outstanding Option, (iv) the repurchase price per share subject to each outstanding Restricted Stock Award, and (v) the terms of each other outstanding Award shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is necessary and appropriate. If this Section 8(a) applies and Section 8(c) also applies to any event, Section 8(c) shall be applicable to such event, and this Section 8(a) shall not be applicable.

    (b) LIQUIDATION OR DISSOLUTION. In the event of a proposed liquidation or dissolution of the Company, the Board shall upon written notice to the Participants provide that all then unexercised Options will (i) become exercisable in full as of a specified time at least 10 business days prior to the effective date of such liquidation or dissolution and (ii) terminate effective upon such liquidation or dissolution, except to the extent exercised before such effective date. The Board may specify the effect of a liquidation or dissolution on any Restricted Stock Award or other Award granted under the Plan at the time of the grant of such Award.

    (c)  ACQUISITION EVENTS

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                        MILLENNIUM PHARMACEUTICALS, INC.

                           2000 STOCK INCENTIVE PLAN

        (1) Definition. An "Acquisition Event" shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which the Common Stock is converted into or exchanged for the right to receive cash, securities or other property or (b) any exchange of shares of the Company for cash, securities or other property pursuant to a statutory share exchange transaction.

        (2) Consequences of an Acquisition Event on Options. Upon the occurrence of an Acquisition Event, or the execution by the Company of any agreement with respect to an Acquisition Event, the Board shall provide that all outstanding Options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof). For purposes hereof, an Option shall be considered to be assumed if, following consummation of the Acquisition Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Acquisition Event, the consideration (whether cash, securities or other property) received as a result of the Acquisition Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Acquisition Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Acquisition Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in fair market value to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Acquisition Event.

    Notwithstanding the foregoing, if the acquiring or succeeding corporation (or an affiliate thereof) does not agree to assume, or substitute for, such Options, then the Board shall, upon written notice to the Participants, provide that all then unexercised Options will become exercisable in full as of a specified time prior to the Acquisition Event and will terminate immediately prior to the consummation of such Acquisition Event, except to the extent exercised by the Participants before the consummation of such Acquisition Event; provided, however, that in the event of an Acquisition Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such Acquisition Event (the "Acquisition Price"), then the Board may instead provide that all outstanding Options shall terminate upon consummation of such Acquisition Event and that each Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options (whether or not then exercisable), exceeds (B) the aggregate exercise price of such Options.

        (3) Consequences of an Acquisition Event on Restricted Stock
    Awards. Upon the occurrence of an Acquisition Event, the repurchase and other rights of the Company under each outstanding Restricted Stock Award shall inure to the benefit of the Company's successor and shall apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Acquisition Event in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award.

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                        MILLENNIUM PHARMACEUTICALS, INC.

                           2000 STOCK INCENTIVE PLAN

        (4) Consequences of an Acquisition Event on Other Awards. The Board shall specify the effect of an Acquisition Event on any other Award granted under the Plan at the time of the grant of such Award.

9.  GENERAL PROVISIONS APPLICABLE TO AWARDS

    (a) TRANSFERABILITY OF AWARDS. Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

    (b) DOCUMENTATION. Each Award shall be evidenced by a written instrument in such form as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

    (c) BOARD DISCRETION. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

    (d) TERMINATION OF STATUS. The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, the Participant's legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award.

    (e) WITHHOLDING. Each Participant shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. Except as the Board may otherwise provide in an Award, when the Common Stock is registered under the Exchange Act, Participants may, to the extent then permitted under applicable law, satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

    (f) AMENDMENT OF AWARD; PROHIBITION ON REPRICING. The Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, PROVIDED THAT the Participant's consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant, and FURTHER PROVIDED, that the Board may not amend, modify, substitute or otherwise change any outstanding Award in order to effect a decrease in the exercise price thereof.

    (g) CONDITIONS ON DELIVERY OF STOCK. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company's counsel, all other legal matters in connection with the issuance and

                        MILLENNIUM PHARMACEUTICALS, INC.

                           2000 STOCK INCENTIVE PLAN

delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

    (h) ACCELERATION. The Board may at any time provide that any Options shall become immediately exercisable in full or in part, that any Restricted Stock Awards shall be free of restrictions in full or in part or that any other Awards may become exercisable in full or in part or free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

10.  MISCELLANEOUS

    (a) NO RIGHT TO EMPLOYMENT OR OTHER STATUS. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

    (b) NO RIGHTS AS STOCKHOLDER. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares. Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to such Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

    (c) EFFECTIVE DATE AND TERM OF PLAN. The Plan shall become effective on the date on which it is adopted by the Board, but no Award granted to a Participant that is intended to comply with Section 162(m) shall become exercisable, vested or realizable, as applicable to such Award, unless and until the Plan has been approved by the Company's stockholders to the extent stockholder approval is required by Section 162(m) in the manner required under
Section 162(m) (including the vote required under Section 162(m)). No Awards shall be granted under the Plan after the completion of ten years from the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company's stockholders, but Awards previously granted may extend beyond that date.

    (d) AMENDMENT OF PLAN. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that to the extent required by
Section 162(m), no Award granted to a Participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until such amendment shall have been approved by the Company's stockholders as required by
Section 162(m) (including the vote required under Section 162(m)).

                        MILLENNIUM PHARMACEUTICALS, INC.

                           2000 STOCK INCENTIVE PLAN

    (e) GOVERNING LAW. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.

[X] PLEASE MARK VOTES
    AS IN THIS EXAMPLE

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                        MILLENNIUM PHARMACEUTICALS, INC.
--------------------------------------------------------------------------------

Mark box at right if an address change or comment has been noted on     [ ]
the reverse side of this card.

CONTROL NUMBER:
RECORD DATE SHARES:

                                                       -------------------------
     Please be sure to sign and date this Proxy.       Date
--------------------------------------------------------------------------------


-----Stockholder sign here----------------------------Co-owner sign here-------
A VOTE FOR THE DIRECTOR NOMINEES AND FOR PROPOSAL NUMBERS 2 AND 3 IS RECOMMENDED BY THE BOARD OF DIRECTORS.

1. Election of Class I Directors. Nominees:           FOR ALL    WITH-   FOR ALL
                                                      NOMINEES   HOLD    EXCEPT
                    CHRISTOPHER K. MIRABELLI, PH.D.
                    STEVEN C. WHEELWRIGHT, PH.D.        [ ]       [ ]      [ ]

NOTE: IF you do not wish your shares voted "For" a particular nominee, mark the "For All Except" box and strike a line through the nominee(s) name(s). Your shares will be voted "For" the remaining nominee(s).

                                                        FOR     AGAINST  ABSTAIN

2. Approval of an amendment to the Company's
   Restated Certificate of Incorporation increasing     [ ]       [ ]      [ ]
   the number of shares of Common Stock authorized for issuance from 100,000,000 to 500,000,000.

                                                        FOR     AGAINST  ABSTAIN

3. Approval of the Company's 2000 Stock Incentive
   Plan.                                                 [ ]       [ ]      [ ]


DETACH CARD                                                          DETACH CARD

                        MILLENNIUM PHARMACEUTICALS, INC.

Dear Stockholder:

Please take note of the important information enclosed with this Proxy. There are a number of issues related to the management and operation of your Company that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Stockholders to be held on April 12, 2000.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

Millennium Pharmaceuticals, Inc.

                        MILLENNIUM PHARMACEUTICALS, INC.

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS

                 ANNUAL MEETING OF STOCKHOLDERS - APRIL 12, 2000

Those signing on the reverse side, revoking any prior proxies, hereby appoint(s) Mark J. Levin, Steven H. Holtzman and John B. Douglas III or each or any of them with full power of substitution, as proxies for those signing on the reverse side to act and vote at the 2000 Annual Meeting of Stockholders of Millennium Pharmaceuticals, Inc. and at any adjournments thereof as indicated upon all matters referred to on the reverse side and described in the Proxy Statement for the Meeting, and, in their discretion, upon any other matters which may properly come before the Meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO OTHER INDICATION IS MADE, THE PROXIES SHALL

VOTE "FOR" PROPOSAL NUMBERS 1, 2 AND 3.

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PLEASE VOTE, DATE, AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY IN THE
ENCLOSED ENVELOPE.
--------------------------------------------------------------------------------

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Please sign this proxy exactly as your name(s) appear(s) hereon. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign. If a corporation or partnership, this signature should be that of an authorized officer who should state his or her title.

--------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?                    DO YOU HAVE ANY COMMENTS?

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